EMPLOYMENT AGREEMENT

     This Agreement is effective as of the 1st of May 2005 ("Agreement") and is by and between EAUTOCLAIMS, INC., a Nevada corporation ("Company"), and, Stacey
L. Adams, a resident of the State of Florida ("Executive").


                                   WITNESSETH:

     WHEREAS, the Company desires to employ Executive in accordance with the terms and conditions contained in this Agreement and to ensure the availability of the Executive's services to the Company; and

     WHEREAS, the Executive desires to accept such employment and render her services in accordance with the terms and conditions contained in this Agreement; and which supercedes the Change of Control and Termination Agreement dated April 9, 2001; and the employment agreement Dated May 1st, 2003 and

     WHEREAS, the Executive and the Company desire to enter into this Agreement which will fully recognize the contributions of the Executive and assure harmonious management of the Company's affairs.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

         1.       Term of Employment

                (a) Offer/Acceptance/Effective Date. The Company hereby offers employment to the Executive and the Executive hereby accepts employment subject to the terms and conditions set forth in this Agreement.

                (b) Term. The term of this Agreement shall commence on the date first indicated above. The term of employment shall commence on May 1, 2005, and shall remain in effect for eighteen (18) months through September 30, 2006 ("Term").

         2. Duties.

                (a) General Duties. The Executive shall serve as the Senior Vice President of Operations of the Company with duties and responsibilities that are customary for such executives plus such other responsibilities that are specifically assigned by the Chief Executive Officer of the Company.

                (b) Best Efforts. The Executive covenants to use her best efforts to perform her duties and discharge her responsibilities pursuant to this Agreement in a competent, diligent and faithful manner.

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

                (c) Devotion of Time. The Executive shall devote substantially all of her time, attention and energies during normal business hours to the Company's affairs (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company).

         3. Compensation and Expenses.

                (a) Base Salary. For the services of the Executive to be rendered by her under this Agreement, the Company will pay the Executive for each of the periods indicated below an annual base salary ("Base Salary") as follows:

                     (i) From May 1, 2005 to April 30, 2006, the amount of $72,250;

                     (ii)  Automatic Adjustment to Base:

                           Completion of capital raise: Increase  Base by $5,000

                           Company hits EDITDA of $1 in any month: Increase Base by $12,750

                     (iii) From May 1, 2006 to September 30, 2006, the amount
                           of $100,000;


                    The Company shall pay the Executive her Base Salary in equal installments no less frequently than on a monthly basis.

                (b) Base Salary Adjustment. The Base Salary may not be decreased hereunder during the term of this Agreement, but may be increased upon review by, and at the sole discretion of, the Company's Board of Directors or the Chief Executive Officer.

                (c) Bonus. Executive may receive bonus compensation in an amount as approved by the Company's Board of Directors or the Chief Executive Officer in its sole discretion based upon the performance criteria as may be established by the Board of Directors or the Chief Executive Officer from time to time. Such bonuses may be paid in cash or issued in shares of the Company's common stock on such terms as approved by the Board of Directors or the Chief Executive Officer. The Executive will also be entitled to participate in the "Executive Bonus Plan" as set forth by the Company and may elect to take such cash compensation in Restricted Stock at a value equal to 90% of the Fair Market price.

                (d) Stock Compensation: The Executive will receive 10,000 shares of the Company's common stock per month (restricted by the Securities and Exchange Commission's Rule 144), not to exceed 200,000 shares. In the final month of the contract, September 2006, the number of shares issued to the Executive will be 30,000, for a total of 200,000 shares issued under this contract. The stock will vest upon the Company raising material working capital. The Executive has the option of receiving up to 25% of the value of the common shares in cash to help pay for the taxes. The value of the Company's common shares will be based on the closing price on the day of the shares become vested. The stock has piggy-back right to the companies S8 registration filing.

                (e) Expenses. In addition to any compensation received pursuant to Section 3, the Company will reimburse the Executive for all

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reasonable, ordinary or necessary travel, educational, seminar, trade shows, entertainment and miscellaneous expenses incurred in connection with the performance of her duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices and the expense is approved by the CEO.

                (f) Subsidiary and Affiliate Payments. In recognition of the fact that in the course of the performance of her duties hereunder, the Executive may provide substantial benefits to the Company's subsidiaries or affiliated companies, the Executive and the Company may at any time and from time to time agree that all or any portion of the compensation due the Executive hereunder may be paid directly to the Executive by one or more of the Company's subsidiaries or affiliated companies.

                (g) Change of Control. For purposes of this Agreement, "Change of Control" means:

                     (1)  The   closing   of  any   merger,   combination,
consolidation or similar business transaction involving the Company in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the surviving person in such transaction (a "Business Combination"); or

                     (2) The closing of any sale by the Company of all or substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person (an "Asset Sale"); or

                     (3) The  closing of any sale by the holders of Common
Stock of an amount of Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities (a "Stock Sales"); or

                     In the event of a Change in Control as defined in this section all the Executive's unvested employee stock options will automatically vest and the Executive will have one year from her termination date to exercise all stock options issued to employee prior to her termination. Notwithstanding the previous sentence in no event can the options be exercised past the expiration date of the option.

         4. Benefits.

               (a) Vacation. Paid vacation each year with salary, consistent with Company's policy for all Executive management employees.

                  The Executive shall take her vacation at such times as the Executive may select and the affairs of the Company or any of its subsidiaries or affiliates may permit upon prior written notice to the President of the Company. If the Executive does not take the vacation due to them it can be paid to Executive in cash; however, the timing of the expenditure must be approved by the CEO.

                (b) Employee Benefit Programs. In addition to the compensation to which the Executive is entitled pursuant to the provisions of Section 3 hereof, during the Term the Executive will be entitled to participate in any

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

stock option plan, stock purchase plan, pension or retirement plan, and insurance or other employee benefit plan that is maintained at that time by the Company for its employees, including any programs of life, disability, basic medical and dental, and supplemental medical and dental insurance. All applicable insurance coverage for spouse and family including all health and dental coverage shall also be covered as a benefit to Executive.

                (c) Automobile Allowance. During the term of this Agreement, the Company shall pay the Executive an additional $400 per month as an automobile allowance to be applied to any automobile expense incurred by the Executive.

         5. Termination.

                (a) Termination for Cause. The Company may terminate the Executive's employment pursuant to this Agreement before expiration of the Term at any time for cause upon written notice. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under
Section 3 or to participate in any employee benefit programs or other benefits to which he may be entitled under Section 4 for any period subsequent to the effective date of termination; provided, however, that any vested but unexercised options shall remain in effect following any such termination. For purposes of this Agreement, the term "cause" shall mean only:

                     (i)  the Executive's conviction of a felony;

                     (ii) the Executive's conviction of misappropriating assets;
                          or

                     (iii)otherwise   defrauding  the  Company  or  any  of  its
                          subsidiaries or affiliates; or

                     (iv) a continuing material,  willful and habitual breach by the Executive of any provision of this Agreement or a continuing failure to perform the Executive's assigned job responsibilities following receipt of written notice of such breach or failure.

                (b) Non-Renewal of Contract If the Company elects not to renew this Agreement, the Employee shall be entitled to receive Severance Pay (as hereinafter defined) for a period of six (6) months from the effective date of termination, payable in regular installments in accordance with the Company's general payroll practices for salaried employees. Additionally, all unvested employee stock options will automatically vest and the Executive will have one year from termination date to exercise the employee stock options. Notwithstanding the previous sentence in no event can the options be exercised past the original expiration date of the options. Receipt of Severance Pay is contingent upon Executive executing and adhering to a release of all employment claims in a form acceptable to the Company. The Company shall have no further obligations hereunder or otherwise with respect to Executive's employment from and after the termination date.

                (c) Death or Disability. This Agreement and the Company's obligations hereunder will terminate upon the death or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of six (6) months in any twelve-month period, the Executive is incapable

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

of substantially fulfilling the duties set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physician mutually acceptable to the Company and the Executive. Upon any termination of this Agreement due to death or disability, the Company will pay the Executive or her legal representative, as the case may be, any accrued but unpaid Base Salary (which may include any accrued but unused vacation time) through the date of such termination of employment plus any other compensation that may be due and unpaid. Any vested but unexercised options shall remain in effect following any termination by death or disability.

                (d) Voluntary Termination. Prior to any other termination of this Agreement, the Executive may, on thirty (30) days' prior written notice to the Company given at any time during the Term, terminate her employment with the Company. Upon any such termination with proper notice, the Company shall pay the Executive any accrued but unpaid Base Salary through the date of such effective termination of employment (not including any accrued but unused vacation time) and the Executive shall have no further right to compensation, bonus or reimbursement under Section 3 or to participate in any employee benefit programs or other benefits to which he may be entitled under Section 4 for any period subsequent to the effective date of such termination; provided, however, that any vested but unexercised options shall remain in effect following any such termination. The Executive will be giving a minimum 60 day consultant contract that the Executive will provide consulting services to the Company during such a period of time. The Executive will in no case be required to provide the company with more the 20 hours consulting service in any Calendar week. Compensation for the consultant contract will be the same as described in section 3 "Compensation and Expenses", Section a "Base Salary".

         6. Restrictive Covenants.

                (a) Competition with the Company. The Executive covenants and agrees that during the Term of this Agreement and for a period of six (6) months after termination of this Agreement, the Executive shall not, without the prior written consent of the Company, directly or indirectly (whether as a sole proprietor, partner, member, stockholder, director, officer, employee or in any other capacity as principal or agent) compete with the Company. Notwithstanding this restriction, Executive shall be entitled to invest in stock of other competing public companies so long as her ownership is less than 5% of such company's outstanding shares.

                (b) Disclosure of Confidential Information. The Executive acknowledges that during her employment he will gain and have access to confidential information regarding the Company and its subsidiaries and affiliates. The Executive acknowledges that such confidential information as acquired and used by the Company or any of its subsidiaries or affiliates constitutes a special, valuable and unique asset in which the Company or its subsidiaries or affiliates, as the case may be, holds a legitimate business interest. All records, files, materials and confidential information (the "Confidential Information") obtained by the Executive in the course of her employment with the Company shall be deemed confidential and proprietary and shall remain the exclusive property of the Company or its subsidiaries or affiliates, as the case may be. The Executive shall not, except in connection with and as required by her performance of her duties under this Agreement,
  (i) use any Confidential Information for her own benefit or the benefit of any person or entity with which he may be associated other than the Company; or
  (ii) disclose any Confidential Information to any person, firm, corporation,

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

  association or other entity for any reason or purpose whatsoever without the prior written consent of the Board of Directors of the Company, unless such information previously shall have become public knowledge through no action by or omission of the Executive.

                (c) Subversion, Disruption or Interference. At no time during the term of this Agreement and for two (2) years after termination shall the Executive, directly or indirectly, interfere, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the employees of, or consultants to, the Company to terminate their relationship with the Company or compete with or ally against the Company or any of its subsidiaries or affiliates in the business in which the Company or any of its subsidiaries or affiliates is then engaged in.

                (d) Enforcement of Restrictions. The parties hereby agree that any violation by Executive of the covenants contained in this Section 6 will likely cause irreparable damage to the Company or its subsidiaries and affiliates and may be restrained by process issued out of a court of competent jurisdiction, in addition to any other remedies provided by law.

         7. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Executive's rights and obligations hereunder may not be assigned or alienated (except as provided in this agreement) and any attempt to do so by the Executive will be void.

         8. Severability. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other; provided, however, that the provisions of
Section 6 may be modified and enforced by a court in any legal or equitable action as necessary to comply with applicable law as determined by the court. The remaining provisions of this Agreement shall be valid and binding.

         9. Miscellaneous.

                (a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Florida without giving effect to the conflict of laws rules thereof.

                (b) Waiver/Amendment. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

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

                (c) Attorney's Fees. In the event any legal or equitable action is commenced to enforce the terms and conditions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses.

                (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes any prior agreements or understandings.

                (e) Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

                (f) Facsimile. A facsimile copy of this agreement and any signatures hereon shall be considered for all purposes as an original.


        IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first above written.


COMPANY:

EAUTOCLAIMS, INC.

By:
   -----------------------------------------

Its:
    ----------------------------------------



EXECUTIVE:






dr/npl

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